EXHIBIT 4.15
                                                                    ------------




                                 OFFICE PREMISES

                              Dated the 26 Jan 2005

                         PERFECT WIN PROPERTIES LIMITED
                                       AND
                      ASIA SATELLITE TELECOMMUNICATIONS CO
                                       LTD


                                      LEASE
                                       of

                  17th Floor, The Lee Gardens, 33 Hysan Avenue,
                             Causeway Bay, Hong Kong




Term              :   Three (3) years

Commencing        :   1st March 2005

Expiring          :   29th February 2008

Monthly Rents     :

(A)     Basic Rent:
              exclusive of rates and operating charges

(B)     Operating Charges :

         THIS LEASE made this 26th day of January Two Thousand and Five

BETWEEN

The Company more particularly described in Part I of Schedule 3 hereto (hereinafter with its successors and assigns where the context so admits called "the Landlord") of the one part and the person, persons or company more particularly described in Part II of Schedule 3 hereto (hereinafter called "the Tenant") of the other part.

         IT IS HEREBY AGREED as follows:

         1. The Landlord shall let and the Tenant shall take All the Premises more particularly described in Part III of Schedule 3 hereto (hereinafter referred to as "the Premises") Together also with the use of the entrances staircases landings and passages (so far as the same are necessary to the enjoyment of the Premises) in common with the Landlord and any other tenant or tenants of the Building (as defined in Part III of Schedule 3) And together also with the use in common with others of the lifts escalators (if any) and central air-conditioning services whenever the same shall be operating excepting and reserving unto the Landlord the rights set out in Schedule 1 hereto for the term of years set out in Part IV of Schedule 3 hereto (hereinafter referred to as "the Term") yielding and paying to the Landlord the monthly rent set out in
Part I of Schedule 4 hereto (herein called "the Rent") exclusive of Operating Charges, Rates and other outgoings payable in advance on the first day of each and every calendar month without any deduction or set off (whether legal or equitable) whatsoever. If the commencement of the Term does not fall on the first day of a calendar month, the first and last payments shall be apportioned according to the number of days in the respective months in which the Term commences and expires.

         2. THE TENANT HEREBY COVENANTS AND AGREES WITH THE LANDLORD to observe perform and comply with the following throughout the Term and the tenancy of the Premises:

                  (a) To pay the Rent for the Premises and the Operating Charges monthly in advance to the Landlord in Hong Kong Currency on the first day of every calendar month during the Term such payment to be effected in such manner as shall from time to time be designated by the Landlord without any deduction on account of any set-off or claim which the Tenant may have against the Landlord or otherwise. The Operating Charges at the commencement of the Term shall be the sum set out in Part II of Schedule 4 hereto. If at any time the operating cost relating to the maintenance and management of the Building shall have increased the Landlord and/or its managing agent ("the Managing Agent") shall be entitled to increase the Operating Charges from time to time. If the Tenant shall fail to pay any of the Rent or the Operating Charges or such other sums due hereunder within fifteen days from the time when the same become due the Tenant shall pay interest thereon at the rate of twenty per cent per annum from the date on which the same became due (not fifteen days thereafter) to the date of payment. The demand and/or receipt by the Landlord of interest pursuant to this clause shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy (including the right of re-entry) exercisable under this Lease. All such interest due on the Rent unpaid under this Lease shall be deemed to be part of the Rent for the Premises and shall be recoverable by the Landlord accordingly by distraint or otherwise.

                  (b) To pay and discharge all rates taxes assessments duties charges impositions and outgoings of non-capital or recurring nature whatsoever now or hereafter to be imposed or charged by the Government or other lawful authority on or in respect of the Premises or upon the owner or occupier in respect thereof (Government rent and Property Tax alone excepted).

                  (c) To be responsible to pay all charges and deposits to the relevant utility supply companies in respect of gas and electricity which shall be consumed or supplied on or to the Premises and to indemnify the Landlord against any action claim demand proceedings loss and damages incurred by the Landlord due to the Tenant's failure to pay such charges and deposit.

                  (d) To pay the Rent, Rates, Operating Charges and other periodic charges mentioned herein by way of cheques provided by member banks of The Hong Kong Association of Bank, or in Banknotes if so required or in such manner as the Landlord may determine.

                  (e) To observe obey and comply with all existing house rules management notices and such other regulations and notices relating to the Premises and/or the Building as may from time to time issued by the Landlord and/or the Managing Agent (hereinafter collectively called "the House Rules"). The Landlord and/or the Managing Agent may from time to time establish such additional House Rules as it may deem necessary for the management and control of the Building and may also from time to time alter amend and/or repeal the House Rules and this Lease shall be in all respects subject to the House Rules which when a copy thereof has been furnished to the Tenant shall be taken to be part hereof and the Tenant shall obey all the House Rules and see that they are faithfully observed by the visitors guests employees and licensees of the Tenant. In the event of any conflict between the House Rules and the terms of this Lease, the terms of this Lease shall prevail.

                  (f)      (i)      To comply with all the requirements of the
Government or other lawful authorities and with all laws ordinances rules and regulations orders and notices with respect to the Premises.

                           (ii)     To do everything necessary to obtain
maintain continue and renew any licence or registration required by any laws ordinances rules regulations for using the Premises for the use allowed including paying all fees.

                           (iii)    To observe and comply with all the terms of
the Government Lease of Conditions under which the Landlord holds the Premises in so far as the same are applicable to the Premises or relating to the use and occupation of the Premises.


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

                           (iv)     To indemnify the Landlord against all claims
demands proceedings loss or damages costs and expenses arising from any breach by the Tenant of this clause.

                  (g) To keep and maintain all the interior of the Premises including but not limited to ceilings doors windows shopfront glass and the Landlord's fixtures and fittings ("the Landlord's Fixtures and Fittings") in good clean tenantable substantial and proper repair and condition and properly preserved and painted as may be appropriate when from time to time required and to so maintain, the same at the expense of the Tenant and deliver up the same to the Landlord at the expiration or sooner determination of the Term in the like condition replacing and reinstating any such part of the Premises damaged or destroyed by or through or in consequence directly or indirectly of any negligent act default or omission of the Tenant. The Tenant particularly agrees:

                           (i)      To reimburse to the Landlord the cost of
replacing all broken and damaged windows or glass whether the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant.

                           (ii)     To repair or replace, if so required by the
power supply company or other Authority as the case may be under the terms of any relevant ordinance for the time being in force or any regulations made thereunder, all the electrical wiring installations and fittings within the Premises and the wiring from the Tenant's meter or meters to and within the same.

                           (iii)    To take all reasonable precautions to
protect the interior of the Premises from damage threatened by an approaching storm, typhoon heavy rainfall or adverse weather condition.

                           (iv)     To pay on demand to the Landlord all costs
incurred by the Landlord in cleansing and clearing any of the drains choked or stopped up owing to the negligence of the Tenant or of his visitors guests employees or licensees (if any).

                           (v)      To reimburse the Landlord the cost of
repairing or replacing any air-conditioning fan-coil unit or any other part of the air-conditioning system or installation which is damaged or rendered defective by the misuse or negligence of the Tenant or any of the Tenant's visitors employees or licensees.

                           (vi)     To be responsible for all damage or injury
to the Premises the Landlord's Fixtures and Fittings or to the Building its apparatus or services which may be caused by the carelessness omission neglect improper use or conduct of or any cause attributable to the Tenant the servants employees agents or invitees of the Tenant including without in any way limiting the foregoing damage caused by the Tenant in moving property or equipment in or out of the Building or the Premises and such damage shall be repaired restored remedied or replaced promptly on the same being sustained at the sole cost and expense of the Tenant to the satisfaction of the Landlord by contractors and workmen employed or approved by the Landlord.


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

                           (vii)    To be wholly responsible for any loss damage
or injury caused to any person whomsoever or to any property whatsoever directly or indirectly through the defective or damaged condition of any part of the interior of the Premises or through the operation of any fixtures fittings wiring or piping or any plant or machinery therein and to make good the same by payment or otherwise and to indemnify the Landlord against all claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect thereof.

                           (viii)   To fully indemnify the Landlord against all
claims demands actions and legal proceedings whatsoever made upon the Landlord in respect of any loss damage or injury to any person whomsoever or to any property whatsoever caused by the act default or negligence of the Tenant or by or through or in any way owing to the leakage or overflow of water or the escape of fumes smoke or fire or other substance or thing of whatsoever origin from the Premises or directly.

                 (h) To maintain the highest standards of cleanliness and hygiene and freedom from infection contamination and infestation by any form of pest which is a health hazard in all parts of the Premises.

                 (i) To fit out the interior of the Premises in a style and manner appropriate to a first class office premises at its own cost in accordance with the provisions of Schedule 5 hereto.

                 (j)       (i)      To permit the Landlord and its
representatives and agents with or without workmen or others and with or without appliance to enter and view examine or inspect the state of repair of the Premises and the Landlord's Fixtures and Fittings and to take inventory thereof at any reasonable hour of the day; and

                           (ii)     to make good all defects and wants of repair
found to be the responsibility of the Tenant within fifteen days from the date of written notice from the Landlord; and

                           (iii)    to permit the Landlord and its
representatives and agents with or without workmen with or without appliance to enter the Premises to make or facilitate repairs or prevent damage to any part of the Premises which the Tenant has failed to effect or any part of the Building or facilities and services situate in the Premises and to remove such portions of the walls floors and ceilings of the Premises as may be required for the purpose of making such repairs or preventing such damage. If the Tenant shall not be personally present to open and permit an entry into the Premises when, for any reason, an entry shall be necessary or permissible hereunder, the Landlord or the Landlord's agents may forcibly or otherwise enter the Premises without rendering the Landlord or such agents liable to any claim or cause of action for damages by reason thereof if during such entry the Landlord shall have accorded reasonable care to the Tenant's property. The right and authority hereby reserved do not impose nor does the Landlord assume any responsibility or liability whatsoever for the care or supervision of the Premises or any of the pipes fixtures appliances or appurtenances therein contained or therewith in any manner connected except as may be herein specifically provided. The

Tenant shall indemnify the Landlord of all costs and expenses for any work carried out due to the Tenant's failure to comply with this Clause which shall be recoverable as a debt.

                  (k) To insure with a reputable insurance company in Hong Kong approved by the Landlord against all risks and claims by third parties in respect of damage or loss or injury to person or property in or to the Premises however caused or arising out of its use and occupation of the Premises and to pay all premiums therefor and on demand to produce (and if so required) deliver up to the Landlord or its agent every such policy of insurance and the receipt for the last payment of premium AND the Tenant hereby covenants with the Landlord that the Tenant will fully indemnify the Landlord and keep the Landlord indemnified against any claims made by third parties as aforesaid.

                  (l) Not to occupy or use the Premises or permit the same or any part thereof to be occupied or used for any purpose other than that as an office only.

                  (m) Not to permit any person to remain in the Premises overnight without prior written permission from the Landlord. Such permission will not be given unless the Landlord is satisfied that it is necessary for the Tenant's business operation or to enable the Tenant to post a watchman to look after the contents of the Premises. In no circumstances shall the Premises be used as sleeping quarters or as domestic premises within the meaning of the Landlord and Tenant (Consolidation) Ordinance (Cap. 7) or any other enactment or modification thereof for the time being in force.

                  (n) Not to do or permit to be done any act matter or thing in contravention of the terms of the Government Lease or Conditions under which the Landlord holds the Premises or any laws ordinances rules regulations orders notices affecting or relating to the Premises and the Tenant shall indemnify the Landlord against any breach thereof.

                  (o) Not to assign underlet or otherwise part with the possession of the Premises or any part thereof either by way of sub-letting lending sharing or other means whereby any person or persons not a party to this Lease obtains the use or possession of the Premises or any part thereof irrespective of whether or not any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting sharing assigning or parting with the possession of the Premises Clause 4(a) shall apply and this Lease may at the discretion of the Landlord be absolutely determined in which event the Tenant shall forthwith deliver vacant possession of the Premises to the Landlord in accordance with the provisions herein. The lease hereby granted shall be personal to the Tenant named in this Lease and, without in any way limiting the generality of the foregoing, the following acts and events shall, unless previously approved in writing by the Landlord (which approval the Landlord may give or withhold at its discretion without assigning any reason therefor), be deemed to be breaches of this Clause:


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

                           (i)      in the case of a tenant which is a
partnership the taking in of new partner or partners;

                           (ii)     in the case of a tenant being an individual
the death incapacity insanity or bankruptcy of the tenant;

                           (iii)    in the case of a tenant being a corporation
any take-over reconstruction amalgamation merger liquidation or change in the person or persons who owns or own a majority of the Tenant's voting shares or who otherwise has or have effective control thereof;

                           (iv)     the giving by the Tenant of a Power of
Attorney or similar authority whereby the donee of the Power of Attorney obtains the right to use possess occupy or enjoy the Premises or any part thereof or does in fact use possess occupy or enjoy the same; and

                           (v)      the change of the Tenant's business name
without the previous written consent of the Landlord.

                  (p)      (i)      Not without first obtaining the written
consent of the Landlord to make or permit to be made any alteration in or addition to the Premises or to the water gas or steam pipes electrical installations and wiring or plumbing or the Landlord's Fixtures and Fittings nor to install any plant apparatus or machinery in the Premises or cut maim or injure or suffer to be cut maimed or injured any doors windows walls structural members or other fabric thereof or remove any additions improvements or fixtures from the Premises. If any Government authority or other lawful authorities requires or orders the Premises be altered added to modified or reinstated or that any fixtures or equipment be installed or removed the Tenant shall:

                                    (1)     give the Landlord promptly a copy of
any notification to that effect;

                                    (2)     carry out the work required;

                                    (3)     indemnify the Landlord against any
claims demands losses and damages arises from the breach of such request or orders by the Tenant.

                           (ii)     If the Tenant shall hereafter place in the
Premises any additions improvements or fixtures which can be removed without structural alterations then the Tenant shall have the right prior to the termination of this Lease to remove the same at the Tenant's own expense provided that:

                                    (1)     the Tenant at the time of such
removal shall not be in default in the payment of the Rent or in the performance of any other clause provision or condition of this Lease;


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                                    (2)     before any such removal the Tenant
shall have given written notice to the Landlord specifying the additions improvements or fixtures which the Tenant proposes to remove specifying in detail the proposed replacements to be made by the Tenant and shall have obtained the Landlord's written approval of the replacement specifications; and

                                    (3)     the Tenant shall at the Tenant's own
expense prior to the termination of this Lease replace all articles and materials removed with similar kind and equal or better quality customary in this type of high class commercial building and satisfactory to the Landlord and make good all damages caused by any removal and reinstate the Premises to good repair and condition and all such replacements and reinstatement shall be first-class in workmanship materials and finish and as specified in the notice provided for in paragraph (2)(p)(ii)(2) hereof.

                           (iii)     Notwithstanding any provision herein the
Tenant shall if so required by the Landlord remove all additions improvements or fixtures from the Premises and reinstate the Premises to their original state and condition to the satisfaction of the Landlord on the expiration or sooner determination of the Term hereby granted.

                  (q) Not to do or permit to be done anything whereby the policy or policies of insurance on the Premises or the contents thereof taken out by the Landlord or the Managing Agent for the time being subsisting may become void or voidable or whereby the rates of premium thereon may be increased and shall repay to the Landlord all sums paid by way of increased premium and all expenses incurred by the Landlord in or about any renewal of such policy or policies rendered necessary by a breach of this clause and the Landlord shall have the right to collect the same from the Tenant when charged to the Landlord as additional rent as referred to in Clause 2(a).

                  (r) Not to use the name of the Building designated by the Landlord for any purpose other than in its business address.

                  (s) Not to use the Premises for the storage of goods or merchandise other than in small quantities consistent with the nature of the Tenant's trade or business by way of samples and exhibits nor to keep or store or cause or permit to be kept or stored any hazardous or dangerous goods within the meaning of the Dangerous Goods Ordinance or any enactment amending modifying or replacing the same and the regulations applicable thereto from time to time in force.

                  (t) Not to permit or suffer any part of the Premises to be used for gambling or for any illegal immoral or improper purpose.

                  (u) Not to take delivery of furniture or fixtures or bulky items of goods in and out of the Building during normal office hours and under no circumstances shall passenger lifts be used for delivery purposes.

                  (v) Not to install additional locks bolts or other fittings to the Premises or in any way to cut or alter the same without the prior written consent of the Landlord.

                  (w) Not to place a load upon any floor of the Premises in excess of the loading for which the floor is designed. The Landlord reserves the right to prescribe the weight and position of all safes and heavy machinery which must be placed so as to ensure an acceptable distribution of weight.

                  (x) Not to make or permit to be made any music or noise vibration or offensive odours so as to cause a nuisance or annoyance to or cause reasonable complaints from the Landlord or any other tenants of the Building or do or permit anything to be done therein which will interfere with the rights comfort or convenience of the other tenants.

                  (y) For the period of six months prior to the expiration of the Term to permit the Landlord to display on the exterior of the Premises any requisite termination notice and during such period to permit the Landlord and its representatives to enter the Premises with prospective tenants at reasonable hours of the day to view and inspect the same.

                  (z) To permit the Landlord at all times during the Term to exercise without interruption or interference any of the rights set out in
Schedule 1 hereto.

                  (aa) On the expiration of the Term hereby granted or upon an earlier termination of this Lease to deliver up vacant possession of the Premises to the Landlord with all additions improvements and fixtures then included therein except otherwise required by the Landlord to remove as hereinabove provided in a good clean and tenantable repair and condition to the satisfaction of the Landlord.

         3.       THE LANDLORD HEREBY COVENANTS WITH THE TENANT as follows:

                  (a) To keep in good repair the Building's main walls roofs main passages main stairways main electricity cables and main drains and pipes intended for the general service of the Building and all such repairs shall be at the expense of the Landlord unless the same shall have been rendered necessary by the act or neglect or carelessness of the Tenant or any of the visitors guests employees contractors or licensees of the Tenant in which case the expense shall be borne by the Tenant Provided that the Landlord's liability hereunder shall not be deemed to have arisen unless and until notice in writing of any want of repair shall have been previously given by the Tenant to the Landlord and the Landlord shall have failed to repair the same within a reasonable time.

                  (b) To carry out routine maintenance work to the common areas and facilities of the Building in such manner as the Landlord may think fit.

                  (c) To provide and maintain for the Premises a central air-conditioning service during air-conditioning supply hours set out in Part III of Schedule 4


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subject to the Landlord's right to revise such air-conditioning supply hours. No central air-conditioning supply will be provided outside these hours other than as may be agreed in advance with the Landlord and subject to the Tenant paying extra air-conditioning charges. Notwithstanding any provision to the contrary the Landlord shall not be liable to pay compensation to the Tenant in respect of any period during which the air-conditioning plant shall not be operating as the result of mechanical or power failure need of maintenance repair or overhaul or for any other reason beyond the control of the Landlord nor shall the Landlord be liable to grant to the Tenant any reduction or abatement of rent in respect of such interruption.

                  (d) Upon the Tenant duly paying the Rent and observing and performing the terms and complying with the conditions on the part of the Tenant to be performed as herein set forth at all times during the Term hereby granted to allow the Tenant quietly hold and enjoy the Premises without any suit trouble or hindrance from the Landlord or anyone lawfully claiming under through or in trust for the Landlord.

                  (e) To pay the Government Rent and Property Tax in respect of the Premises during the continuance of the Term.

         4.       IT IS HEREBY MUTUALLY AGREED as follows:

                  (a)      (i)      If the Rent and/or the Operating Charges
and/or other moneys hereby reserved or any part thereof shall be unpaid for 15 days after the same shall become payable whether formally demanded or not; or

                           (ii)     If the Tenant shall default in the
performance or observance of any term or condition hereof; or

                           (iii)    If the Tenant shall become bankrupt or enter
into any composition or arrangement with creditors or shall suffer any execution to be levied on its goods or a petition for bankruptcy or winding up shall have been lodged against the Tenant;

then and in any such case it shall be lawful for the Landlord to re-enter the Premises or any part thereof in the name of the whole and thereupon this Lease shall absolutely determine and the deposits paid by the Tenant to the Landlord shall be absolutely forfeited to the Landlord as and for liquidated damages and not as a penalty but without prejudice to any right of further action of the Landlord in respect of any antecedent breach of the Tenant's terms and conditions and a written notice given by the Landlord to the Tenant to the effect that the Landlord thereby exercises the right of re-entry hereby conferred shall be a full and sufficient exercise of such power notwithstanding any statutory or common law provisions to the contrary.

                  (b) Notwithstanding anything hereinbefore contained and without prejudice to the Landlord's rights for damages and other remedies if the Tenant shall fail to pay the Rents and/or the Operating Charges and/or other moneys herein reserved or any part thereof on due dates the Landlord shall be entitled to:


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

                           (i)      any or all of the following on full
indemnity basis recoverable as a debt:

                                    (1)     such sum as the Landlord shall
reasonably determine to be collection charges for the additional work incurred by the Landlord's staff in collecting the Rents and/or the Operating Charges and/or other moneys unpaid or any part thereof;

                                    (2)     all solicitors' and/or counsels'
fees (on a solicitor and own client basis) and court fees and other costs and expenses whatsoever incurred by the Landlord for the purpose of recovering the Rents and/or the Operating Charges and/or other moneys unpaid or any part thereof; and

                                    (3)     any other fees paid to
debt-collectors appointed by the Landlord for the purpose of collecting the Rents and/or the Operating Charges and/or other moneys unpaid or any part thereof.

                           (ii)     terminate or disconnect the supply of
air-conditioning and other services and facilities to the Premises and/or to the Tenant.

                           (iii)    dispose of any chattel object or thing left
at the Premises in such manner as the Landlord may think fit at the costs of the Tenant in the event of the Landlord exercising its right of re-entry and such costs shall be recoverable from the Tenant as a debt.

                  (c) The Tenant shall deposit with the Landlord the sum of set out and in the manner set out in Part IV of Schedule 4 hereto (herein referred to as "the Deposit") as security for the due payment of the Rent the Operating Charges and other moneys hereby stipulated and the due observance and performance of the term and conditions herein contained and on the part of the Tenant to be observed and performed. The Deposit shall be subject to revision in the event of adjustment in the Rent and/or Operating Charges and/or other moneys payable hereunder in the manner set out in Part IV of Schedule 4. The Deposit shall be retained by the Landlord for its own use and benefit throughout the Term free of any interest to the Tenant with power for the Landlord without prejudice to any other right or remedy hereunder to forfeit or to deduct therefrom the amount of any of the Rent the Operating Charges or other moneys payable hereunder which is in arrears or any loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any such agreement stipulation or condition. In the event of any deduction being made by the Landlord from the Deposit in accordance herewith the Tenant shall on demand by the Landlord forthwith further deposit the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter the Premises and to determine this Lease and forfeit the balance of the Deposit as herein provided. In the event that Landlord assigning or transferring the ownership of the Premises to any party subject to and with the benefit of this Lease, the Landlord may transfer the Deposit to the new owner (less any deduction that the Landlord may make according to the provisions herein) and the Tenant shall be deemed to have waive all claims against the Landlord for the refund of the Deposit


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

hereunder upon the transfer of the Deposit Provided Always that such transfer shall not affect the rights of the Tenant to claim against the new owner for the refund of the Deposit. Subject as aforesaid the Deposit shall be refunded to the Tenant by the Landlord without interest within thirty days after the expiration or sooner determination of this Lease and the delivery of vacant possession of the Premises to the Landlord or within thirty days of the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach non-observance or non-performance of any of the agreements stipulations or conditions herein contained and on the part of the Tenant to be observed and performed whichever is the later.

                  (d) Acceptance of the Rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach by the Tenant of any of its obligations hereunder. No condoning excusing or overlooking by the Landlord of any default breach or non-observance or non-performance by the Tenant at any time or times of any of the Tenant's obligations herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default breach or non-observance or non-performance or so as to defeat or affect in any way the rights of the Landlord herein in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or permitted by the Landlord unless expressed in writing and signed by the Landlord.

                  (e) The Landlord shall not be under any liability whatsoever to the Tenant or to any other person whomsoever:

                           (i)      in any circumstance in respect of any damage
sustained by the Tenant or any other person whomsoever caused by the negligence of any other tenant or occupier of the Building or caused by or through or in any way owing to the leakage or overflow of water or the escape of fumes smoke or fire or any other substance or thing from any premises situate in the Building or caused by or through or in any way owing to any defect in or breakdown of the lifts escalators fire alarms fire fighting or fire prevention equipment and security services equipment air-conditioning plant and other facilities of and in the Building;

                           (ii)     in any circumstances be liable for damage
whatsoever to property resulting from fire explosion falling plaster steam gas electricity water rain or leaks from any part of the Building or from pipes appliances or plumbing works or from the roof street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature nor shall the Landlord be liable for any such damage caused by other tenants or persons in the Building or other operations in the neighbourhood;

                           (iii)    any loss damages or injury to person
sustained by the Tenant or any other person arising from any cause whatsoever not due to the default or negligence of the Landlord;


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

                           (iv)     for any non-observance non-performance or
non-compliance of any obligation or covenant or violation of any House Rules Byelaws or any other regulation by other tenant or occupant or person; and

                           (v)      for the security or safekeeping of the
Premises or any content therein whatsoever.

                  (f) In the event of the Premises or any part thereof at any time during the Term being damaged or destroyed by fire water storm wind typhoon defective construction white-ants earthquake subsidence of the ground or any other cause (not attributable to the act default or negligence of the Tenant) so as to be rendered unfit for use and occupation or being declared unfit for use and occupation or becoming subject to a closure order then the Rent hereby stipulated or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Premises shall be again rendered fit for occupation and use Provided Always that the Landlord shall be under no obligation to reinstate the Premises if by reason of the condition of the Premises or any local regulations or other circumstances beyond the control of the Landlord it is not practicable or reasonable so to do. In such event the Landlord may forthwith or within a reasonable time thereafter determine this Lease by written notice to the Tenant upon which the parties shall be released from their respective obligations under this Lease but such determination shall not prejudice the rights and remedies of either party in respect of any antecedent breach on the part of the other.

                  (g)      (i)      The parties mutually agree that,
notwithstanding anything hereinbefore contained to the contrary, if at any time during the Term the Landlord shall resolve to re-develop the Premises or the Building or any part thereof whether wholly by demolition and rebuilding or otherwise, or partially by renovation refurbishment or otherwise, either alone or jointly with the owner or owners of other premises or buildings, or shall sell or assign or enter into any agreement for the sale or assignment of the whole or any part of the Building of which the Premises form part, then in any of such events the Landlord shall have the right to terminate this Lease by giving not less than six months' prior notice in writing to the Tenant and upon the expiration of such notice the Term shall absolutely cease and determine but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the agreements or stipulations herein set out. The Tenant shall deliver vacant possession of the Premises to the Landlord forthwith in accordance with the provisions of this Lease upon the expiration of the said notice and shall not be entitled to claim any loss and damages or compensation in respect of such early determination.

                           (ii)     For the purpose of this Lease the Landlord
is deemed to have resolved to re-develop or demolish or renovation or refurbish or sell or assign the Premises or the Building or any part thereof if the Landlord has passed a resolution by its Board of Directors indicating its intention to carry out such plan.

                           (iii)    It is also agreed and declared
notwithstanding any other provision herein to the contrary that any optional right granted to the Tenant including but not limited to any option to renew or right of first refusal (if any) under or incidental to this Lease shall extinguish and determine upon the service of the said notice of termination (whether the same shall have been exercised by the Tenant or not) and the damages or compensation or any relief against such early determination of such optional right.

                  (h) For the purposes of this Lease any act default or omission of the agents servants employees contractors licensees guests invitees or customers of the Tenant shall be deemed to be the act default or omission of the Tenant.

                  (i) Any notice by the Landlord to the Tenant shall be deemed to have been duly served and any demand by the Landlord upon the Tenant shall be deemed to have been duly made if delivered to or sent by prepaid post or left at the Premises or at the last known address of the Tenant. Any notice by the Tenant to the Landlord shall be deemed to have been given if in writing and delivered or mailed by prepaid registered mail to the registered office of the Landlord.

                  (j) Each party shall bear its own costs and expenses of and incidental to the preparation and execution of this Lease. The stamp duty payable on this Lease and its counterpart shall be borne by the Landlord and Tenant in equal shares.

                  (k) This Lease and the agreements stipulations and conditions herein contained shall enure for the benefit of and be binding on the Landlord its successors and assigns.

                  (l) The Tenant acknowledges that no fine premium key money or other consideration has been paid by the Tenant to the Landlord for or in connection with the grant of this lease.

                  (m) The Tenant shall waive and shall not avail itself of any protection against ejectment or otherwise which is or may be afforded by any ordinance from time to time in force for the protection of tenants in so far as such protection now or at any time may be lawfully waived and for the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Cap.7) rent shall be deemed to be in arrears if not paid in advance on the due date in accordance with Clause 2(a) hereof.

                  (n) This Lease sets out the full agreement between the parties. No other warranties or representations have been made or given relating to the tenancy or to the Building or the Premises. If any warranty or representation has been made the same is hereby waived. This Lease shall not be amended or modified except by mutual agreement of the parties in writing. No representation warranty or guarantee is made on the suitability of the Premises for the Tenant's intended user or purpose for the Premises, it shall be the Tenant's own responsibility to obtain all requisite consents approvals licences permits from all government or other competent authorities in respect of the Tenant's user purpose and operation in the Premises and the Tenant shall observe and comply with all laws byelaws rules regulations and requirements in respect thereof and shall indemnify the Landlord against all claims demands actions proceedings loss damages costs and expenses arising from the Tenant's breach of this Clause.

                  (o) It is hereby declared that in the construction of these presents unless the contrary intention appears:

                           (i)      words importing the masculine gender shall
include female and neuter genders and vice versa words in the singular shall include the plural and vice versa and words importing persons shall include companies or corporations and vice versa;

                           (ii)     "Hong Kong" shall mean the Hong Kong Special
Administrative Region of the People's Republic of China and "the Government" shall mean the Government of Hong Kong; and

                           (iii)    The marginal notes and heading in this Lease
are intended for guidance only and do not form part of this Lease nor shall any of the provision herein be limited thereby. The schedules shall form an integral part of this Lease and shall be construed, and have the same effect, as if expressly set out in the body herein.

                           (iv)     Each and every part of the clause sub-clause
term condition stipulation or provision in this Lease, save and except otherwise specified, shall be construed as an independent and severable part of the clause sub-clause term condition stipulation or provision in this Lease. In the event that any part of the clause sub-clause term condition stipulation or provision is found to be illegal invalid or unenforceable such part of the clause sub-clause term condition stipulation or provision shall be deemed to have been severed from this Lease and shall not affect the validity and enforceability of the other part of the clause sub-clause term condition stipulation or provision and the other clauses sub-clauses terms conditions stipulations or provisions of this Lease.

                  (p) This Lease shall be governed by the law of Hong Kong and the parties agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

                  (q) This Lease shall also be subject to the special conditions set out in Schedule 6 hereto (if any).

         AS WITNESS WHEREOF the parties have executed this Lease the day and year first above written.

SIGNED by         Jonathan Deng                      )
                                                     )
for and on behalf of the Landlord                    )
whose signature is verified by:                      )





SIGNED by         Diane Tam                          )
                                                     )
for and on behalf of the Tenant                      )
in the presence of:                                  )





RECEIVED the day and year first above                )
written of and from the Tenant the sum               )
of                                                   )
                                                     )
                                                     )
         Hong Kong Currency being the Deposit        )
above expressed to be paid by the Tenant to          )
the Landlord                                         )



WITNESS:

                                   SCHEDULE 1

                             LANDLORD'S RESERVATION

         It is expressly reserved to the Landlord the following rights without any reduction or abatement of rent or any compensation whatsoever to the Tenant without prejudice or limitation whatsoever to any implied right under the common law or any statement,:

         1. The free passage and running of water soil gas electricity and other services from and to other parts of the Building in and through the pipes sewers drains conduits gutters watercourses wires cables laser optic fibres data or impulse transmission communication or reception system channels and other conducting media (collectively "the Conducting Media") which are now or at any time during the Term laid or made in upon through over or under the Premises and the free and uninterrupted use of all Conducting Media serving other parts of the Building which are now or at any time during the Term in upon through or under the Premises.

         2. The right to construct and to maintain in over or under the Premises any easements or services for the benefit of any part of the Building or any adjoining property of the Landlord.

         3. The right at any time during the Term at reasonable times during normal business hours after giving reasonable prior notice to the Tenant to enter (or in cases of emergency to break and enter) upon the Premises in order:

                  (a) to inspect cleanse repair amend remove or replace with others the Conducting Media or any part thereof;

                  (b) to inspect and to execute works in connection with any of the easements or services referred to in this Schedule;

                  (c) to carry out work or do anything whatsoever comprised within the Landlord's obligations herein contained whether or not the Tenant is liable hereunder to make a contribution;

                  (d) to exercise any of the rights possessed by the Landlord under the terms of this Lease.

         4. The right to erect scaffolding for the purpose of repairing refurbishing or cleaning the exterior of the Building notwithstanding that such scaffolding may temporarily interfere with the access to or enjoyment and use of the Premises.

         5.       (a)      The right to use or permit or authorize other persons
to use all or any part of the common areas of the Building (including without limitation the common entrances, passages, corridors, staircases, lobbies and halls) whether by granting a tenancy, lease or licence in respect thereof for any trade business advertising or promotional use or activities;

                  (b) The right to alter, modify, designate, re-designate, relocate or otherwise change the common areas of the Building (including but not limited to common entrances, passages, corridors, staircases, lobbies and halls); and

                  (c) The right to alter modify add change renovate refurbish or improve any part of the Building and any services or facilities thereto not exclusively occupied or used by or granted to the Tenant from time to time and in such manner as the Landlord may reasonably deem fit without the same constituting an actual or constructive eviction of the Tenant and without incurring any liability of the Tenant provided that the exercising of the rights set out in Paragraphs (a) to (c) shall not significantly interfere with the Tenant's access to the Premises.

         6. The right at any time during the Term hereby granted to change the name of the Building or any part thereof and in respect thereof the Landlord shall not be liable whatsoever to the Tenant or be made a party to any other proceeding or for costs or expenses of whatsoever nature incurred by the Tenant as a result of such change.

                                   SCHEDULE 2

                                   HOUSE RULES

         1. The public halls entrances passages and stairways lifts main lift lobbies and other common areas of the Building shall not be obstructed or used for any other purpose than ingress to or egress from the Premises in the Building.

         2. No tenant shall put up any decoration advertisement notice or other material whatsoever in any public hall entrances passages stairways lifts main lift lobbies and other common areas of the Building not exclusively occupied by the Tenant in any manner without the prior consent of the Landlord.

         3. No tenant shall do or permit anything to be done or make or permit any noise such as to cause a nuisance or annoyance or disturbance or cause reasonable complaints from to any other tenant in the Building or the Landlord therein which will interfere with the rights comfort or convenience of other tenants.

         4. No tenant shall store arms, ammunition or unlawful goods kerosene or any explosive combustible or dangerous substance in any part of his premises.

         5. Each tenant shall keep such tenant's Premises in a good state of preservation and cleanliness and shall not sweep or throw or permit to be swept or thrown any dirt rubbish or other substance from the doors windows terraces or balconies of the Building.

         6. No tenant shall place any article object chattel or thing or otherwise cause any obstruction in the public halls passages or on the public staircase landings nor hang or shake anything from the doors windows terraces or balconies or placed upon the window sills of the Building.

         7. No shades awnings or window guards shall be used in or about the Building except such as shall be approved by the Landlord.

         8. No sign signal advertisement poster flag banner or illumination shall be inscribed or exposed on or at any window or other part of the Premises or the Building which are visible from outside of the Premises or except such as shall have been approved in writing by the Landlord nor shall anything be projected or protruding out of any window of the Building without similar approval. No tenant shall put up any sign or plate in any common area except a sign or plate showing the tenant's name at such designated space as the Landlord may provide at the main entrance hall of the Building for a Directory of such design as may from time to time be determined by the Landlord subject to the tenant bearing the expense of such sign or plate.

         9. The public lifts or escalators in the Building, unless of automatic type and intended for operation by a passenger, shall be operated only by employees of the Landlord and no tenant shall cause or suffer or permit its agent employee guest or licensee to cause any interference whatsoever with the operation of such lifts or escalators.

         10. No velocipedes bicycles scooters trolley or similar vehicles shall be allowed in the public passenger lifts public halls corridors passage ways areas or courts of the Building.

         11. Office equipment and supplies goods baggage and packages of every kind shall be delivered only at the service entrance of the Building and through the service lift or service stairways to any premises.

         12. Garbage and refuse from any premises shall be deposited in such manner as the manager of the Building may direct.

         13. Water-closets and other water apparatus in the Building shall not be used for any purpose other than those for which they were constructed nor shall any sweepings rubbish rags or any other articles be thrown into the same. Any damage resulting from misuse by any tenant or any of its guests licensees or employees of any water-closets or apparatus shall be paid for by the tenant.

         14. No tenant shall send any employee of the Landlord out of the Building on any private business of a tenant.

         15. No bird or animal or pet of any kind shall be kept harboured or allowed in any premises or any part of the Building.

         16. No radio or television aerial cable or transmitter of any kind shall be attached to or hung from the exterior of the Premises or in or outside any part of the Building.

         17. Any consent or approval given under these rules by the Landlord shall be revocable at any time at the discretion of the Landlord.

         18. Complaints regarding the service of the Building shall only be acknowledged if made in writing to the Landlord or any other person designated by the Landlord to be its representation.

         19. No tenant shall allow any guest customer visitor licensee or employee of the tenant to stand or queue up outside his premises or otherwise causing an obstruction to the passages and entrance halls used in common with the other tenants of the Building or otherwise cause any disturbance to or reasonable complaints from other tenants or occupiers or the Managing Agent or the Landlord.

         20. The Landlord shall have the right to prohibit any advertising by any tenant which in the Landlord's opinion tends to impair the reputation of the Building or its desirability as a building for offices and/or shopping mall and upon written notice from the Landlord the tenant shall refrain from or discontinue such advertising.

         21. Windows shall remain closed save in an emergency such as fire or breakdown of the air-conditioning system.

         22. Canvassing and peddling in the Building is strictly prohibited and each tenant shall co-operate to prevent the same and report such activity to the Managing Agent.

         23. No tenant may cause whether direct or indirect any touting or soliciting for business or distribution of any pamphlet notice newsletter or advertising material whatsoever to be conducted in any part or near the vicinity of the Building.

         24. Each tenant must upon the termination of his tenancy return to the Landlord all keys of stores offices and toilet rooms used by such tenant.

         25. The loading and unloading of goods shall be carried out at such times in such areas and through such entrances as shall be designated by the Landlord for this purpose from time to time.

         26. No heating facilities shall be installed by any tenant without the prior written consent of the Landlord.

         27. It is the responsibility of a tenant to maintain and keep clean and clear of rubbish the public areas immediately adjacent to his premises to the satisfaction of the Landlord.

         28. No tenant may block or darken or obstruct any shop front window (if any) or other window or lights in the Premises that may be visible from outside or any part of the Building without the prior written consent of the Landlord.

         29. No tenant shall put or install any equipment apparatus plant machinery furniture or any other chattel or object of whatsoever nature which imposes a dead weight on any part of the Premises which would exceed the floor loading capacity of the Building. The Landlord and/or the Managing Agent shall be entitled to prescribe the maximum weigh and permitted locations of any heavy equipment apparatus plant machinery furniture or chattel of object and to require the same to stand on supports of such dimension and material to distribute such weigh as the Landlord and/or the Managing Agent may deemed necessary.

         30. No tenant may use any Premises or any part thereof for cooking preparation or consumption of food save and except any part thereof are specifically permitted by the Landlord to be so used.

         31. Tenants shall remove and dispose of any garbage or rubbish in the manner from time to time prescribed by the Landlord and until such time as such garbage is removed from the Building the tenants shall keep the same securely sealed in containers of a design to be approved by the Landlord. In the event of the Landlord providing a collection service for garbage and refuse the same shall be used by the tenant to the exclusion of any other similar service at the sole cost of the Tenant.

                                   SCHEDULE 3

                                     PART I

                                  THE LANDLORD

         PERFECT WIN PROPERTIES LIMITED whose registered office is situate at 49th Floor, Manulife Plaza, The Lee Gardens, 33 Hysan Avenue, Causeway Bay, Hong Kong

                                     PART II

                                   THE TENANT

         ASIA SATELLITE TELECOMMUNICATIONS CO LTD whose registered office is situate at 23rd Floor, East Exchange Tower, 38 Leighton Road, Causeway Bay, Hong Kong

                                    PART III

                                  THE PREMISES

         All That the 17th Floor of the building known as The Lee Gardens (herein referred to as "the Building") erected on All that / those piece(s) or parcel(s) of land registered as Section L of Inland Lot No. 457 and the Remaining Portion of Inland Lot No. 457, Sections DD of Inland Lot No. 29 and the Remaining Portion of Section L of Inland Lot No. 29, Section MM of Inland Lot No. 29 which said premises is shown coloured red on the plan annexed hereto for identification purpose only

                                     PART IV

                                    THE TERM

         Three (3) years commencing from 1st March 2005 and expiring on 29th February 2008 both days inclusive with an option to renew for a further term of three years

                                   SCHEDULE 4

                                     PART I

                                    THE RENT

         The monthly rent for the Term shall be

per month exclusive of Operating Charges Rates and other outgoings.

                                     PART II

                              THE OPERATING CHARGES

         The monthly Operating Charges at the commencement of the Term shall be per month which are for the costs charges and expenses relating to the maintenance and management of the Building, including the provision of the central air-conditioning supply but excluding any maintenance which is the obligation of the Tenant under this Lease (hereinafter referred to as "the Operating Charges").

         The Operating Charges shall be subject to increase at any time during the continuance of the Term upon the Landlord giving to the Tenant not less than one (1) calendar month's notice in writing of such increase. Upon the expiration of the said period of one month the Operating Charges shall be increased by the amount specified in the Landlord's notice. There shall be no restriction on the number of occasions upon which the Landlord may call for an increase in the Operating Charges.

                                    PART III

                          AIR-CONDITIONING SUPPLY HOURS

Mondays to Fridays       8:00 a.m. to 6:00 p.m.
Saturdays                8:00 a.m. to 1:30 p.m.

No central air-conditioning will be supplied on Sundays or Public Holidays

                                     PART IV

                                   THE DEPOSIT

         The sum equivalent to three months' Rent, Operating Charges and Rates which at the commencement of the Term shall be

                                             . In the event of any increase of
the Rent and/or Operating Charges and/or Rates, the Landlord shall have the right to require the Tenant to pay additional deposit to make up the Deposit to equivalent to three months' of increased Rent and Operating Charges and Rates.

                                   SCHEDULE 5

                              FITTING OUT PREMISES

         Prior to and in the course of carrying out such fitting work the Tenant shall comply with and ensure that his contractors, workmen, employees and agents comply with the procedures and stipulations set out hereunder and the guidelines for fit out works set by the Managing Agent subject to such variations (if any) as the Landlord may approve in writing. It is hereby agreed that in decorating or subsequent refurbishing or renovation of the Premises, the Tenant shall observe and comply with the following procedures and stipulations, namely:

         1. The Tenant shall at its own cost prepare and submit to the Landlord for approval 3 sets of suitable drawings and specifications of the works proposed to be carried out by the Tenant (hereinafter called "the Tenant's Work") together with schematic sketches illustrating the design and layout proposal of such proposed works colour scheme and sample material relating to all interior decoration (hereinafter collectively called "the Tenant's Plans").

         2.       The Tenant's Plans shall, without limitation:

                  (1) Include detailed drawings, plans and specifications of any changes in the air-conditioning electrical and fire services installations and plumbing and drainage system;

                  (2)      Include details of all lightining fixtures;

                  (3)      Show the position of any heavy equipment, e.g. safe;

                  (4) Show any other relevant information the Landlord may consider necessary;

                  (5) Comply with all relevant Ordinances, regulations and by-laws from time to time issued by the Government and the Managing Agent.

         3. The Landlord will consider Tenant's Plans and may in its discretion accept or reject the Tenant's Plans or any part of them and subject to such reasonable conditions as it thinks fit.

         4. The Tenant shall have the sole responsibility for compliance with all applicable statutes codes ordinances and other regulations ("the said Requirements") for all work performed by or on behalf of the Tenant on the Premises and the Landlord's or the Landlord's agent's or representative's approval of plans specifications calculations or of the Tenant's Work shall not constitute any implication representation or certification by the Landlord that the Tenant's Work is in compliance with the said Requirements. In instances where several sets of the said Requirements must be met, the standard set by the Landlord's insurance underwriters' and/or the management of the building or the strictest standard shall apply.

         5. The Tenant shall not commence the Tenant's Work before receiving notice from the Landlord that such work may be commenced.

         6. Upon completion of the Tenant's Work, the Tenant shall notify the Landlord in writing immediately.

         7. The Tenant shall submit to the Landlord by hand or via registered mail at least seven (7) days prior to the commencement of construction, the proposed commencement date of construction and the estimated date of completion of construction work, fitting out work, and date of projected opening.

         8. The Tenant shall be responsible for all costs and expenses incurred by the Landlord in considering the Tenant's Plans and supervising the Tenant's Work hereunder and shall pay the same to the Landlord upon demand.

         9.       (1)      The Tenant shall be responsible for the removal of
garbage, refuse and construction and decoration debris and waste from the Premises to such location as shall be specified by the Landlord from time to time.

                  (2) In the event of non compliance of this provision and upon due notice, the Landlord may remove such material at the cost of the Tenant who shall forthwith reimburse all costs and expenses incurred by the Landlord.

         10. In respect of the works concerning electrical installations or alteration, air-conditioning units or service, equipment relating to fire prevention or fire-fighting service and plumbing works the Tenant shall engage only those contractors as shall be nominated by the Landlord. Any contracted work shall be between the Tenant and the nominated contractor concerned. In no circumstance will the Landlord by a party to such contract not be held liable in any contract disputes between the parties. The Tenant shall be responsible for and indemnify the Landlord against any claim for loss or injury to person or property due to the act neglect default or omission of the Tenant or its contractors.

                                   SCHEDULE 6

                                SPECIAL CONDITION

         1. The Premises will be handed over to the Tenant in a "bare-shell" condition with the Landlord's standard provisions. In no circumstances will the Landlord be held liable for the current safety and statutory requirements / regulations of utility companies and / or government departments of those fixtures and fittings including but not limited to all electrical fixtures, appliances, wirings and cables taken over by the Tenant from the previous tenant.

         2.       (a)      If at the expiration of the Term there shall not be
any arrears of rent or other payments or any subsisting breach by the Tenant of any of the terms or conditions of the Lease the Tenant shall have an option to renew the Lease for a further term of three (3) years by giving to the Landlord not less than twelve calendar months' notice in writing prior to the expiration of the Term and the Landlord shall grant to the Tenant a lease for a further term of three (3) years ("the Renewal Term") at open market rent to be determined in accordance with the provisions herein contained subject in all other respects to the same stipulations as are herein contained except the rent free period and this Clause for renewal. The Tenant shall on the renewal of the Lease pay to the Landlord an additional sum to make up the deposit to be equivalent to three (3) months' rent, rates and operating charges payable during the Renewal Term. If the Tenant shall fail to serve the notice to renew as aforesaid the Tenant shall deliver up vacant possession of the Premises to the Landlord in accordance with the provisions herein at the expiration of the Term.

                  (b) The aforesaid market rent shall be agreed by the Landlord and the Tenant at least three (3) months before the new rent shall become payable and failing agreement as aforesaid, the question shall be referred to the decision of a single valuer to be appointed jointly by the parties, failing agreement on the appointment of the valuer, the valuer shall be appointed by the President for the time being of the Hong Kong Institute of Surveyors. The valuer shall act as an expert but not an arbitrator whose decision shall be final and binding. Prior to the decision of such valuer, the Tenant shall continue to pay monthly, on account of the rent to be decided, the same rent as payable on the expiration date of the term immediately preceding the commencement of the Renewal Term and adjustment on the rent (if applicable) shall be made upon the market rent having been determined as aforesaid. The costs of the valuer shall be borne by the parties in equal shares.

                  (c) For the purpose of this Lease, prevailing market rent shall mean the prevailing market rent for the Premises without making any allowance to reflect or compensate the Tenant for the absence of any rent free period or contribution to fitting out works or other allowance which might then be the practice in open market lettings for a landlord to make. Such a prevailing rent shall be that which would be payable after the expiry of such rent free or concessionary rent period and after receipt of any such contribution or other allowances as would be negotiated in the open market upon a letting of the Premises as a whole by a willing Landlord to a willing tenant in the open market at the Review Period all of which shall be entirely disregarded in arriving at the prevailing market rent.

         3. Upon execution of the formal Lease, the Tenant shall be granted the right to refurnish the male and female lavatories of 17th Floor subject to the submission of the design layout and sample board approved by the building manager and the Landlord. The Landlord shall have absolute discretion to reject / disapprove if the design proposal of the decoration is not appropriate to the Grade A office commercial standard. Providing that the Tenant has maintained the fixtures / fittings / decorations of the lavatories in a good, clean, tenantable conditions up to the satisfaction of the Landlord and the Building Manager, the Landlord shall release the reinstatement liability of the lavatories upon the expiry or sooner determination of the Lease as herein created.